Exhibit 99.1

Constant Contact Announces Second Quarter 2014 Financial Results

Revenue of $81.3 million increased 15.7% year-over-year and

Adjusted EBITDA of $13.3 million increased 38.0% year-over-year

Company raises FY 2014 revenue guidance and announces $30 million share repurchase program

WALTHAM, MA – July 24, 2014 – Constant Contact®, Inc. (Nasdaq: CTCT), which helps more than 600,000 small organizations create and grow customer relationships through a suite of online marketing tools, today announced its financial results for the second quarter ended June 30, 2014.

“We are pleased with our second quarter results, which represented another solid quarter of revenue growth and increased profitability,” said Gail Goodman, chief executive officer of Constant Contact. “We are raising our revenue guidance for the year and are on target to deliver accelerated revenue growth, expanded profitability and increased free cash flow for 2014. Our confidence in our ability to achieve our long-term growth objectives is reflected in the $30 million share repurchase program we announced today.”

“With the introduction of Constant Contact Toolkit™ in April, we continue to successfully transition from an email marketing provider to a company offering small business marketing solutions through a robust, integrated marketing suite,” continued Goodman. “Initial customer response has been positive and we continue to test and optimize. Toolkit offers small businesses and nonprofits the marketing tools they need to acquire new customers and grow their relationships with existing customers.”

Second Quarter 2014 Financial Metrics

•	Revenue was $81.3 million, an increase of 15.7% compared to revenue of $70.2 million for the comparable period in 2013.

•	Gross margin was 72.8%, compared to 70.7% for the comparable period in 2013.

•	Adjusted EBITDA was $13.3 million, compared to adjusted EBITDA of $9.7 million for the comparable period in 2013. Adjusted EBITDA margin was 16.4%, compared to 13.8% for the comparable period in 2013.

•	GAAP net income was $2.0 million, or $0.06 per diluted share, compared to GAAP net income of $32 thousand, or $0.00 per diluted share, for the comparable period in 2013.

•	Non-GAAP net income was $7.3 million, compared to non-GAAP net income of $3.8 million for the comparable period in 2013. Non-GAAP net income per diluted share was $0.22 per share, compared to $0.12 per share for the comparable period in 2013.

•	Cash flow from operations was $11.9 million, compared to $7.4 million for the comparable period in 2013.

•	Capital expenditures were $8.1 million, compared to $4.9 million for the comparable period in 2013.

•	Free cash flow was $3.7 million, compared to $2.5 million for the comparable period in 2013.

•	The company had $140 million in cash, cash equivalents and marketable securities at June 30, 2014, compared to $131 million at March 31, 2014.

Second Quarter 2014 Operating Metrics

•	Added 50,000 gross new unique customers in the second quarter, compared to 50,000 in the first quarter of 2014 and 50,000 in the second quarter of 2013. (*)

•	Ended the second quarter with 615,000 unique customers, an increase from 605,000 unique customers at the end of the first quarter of 2014 and 575,000 unique customers at the end of the second quarter of 2013. (*)

•	Average monthly revenue per unique customer (ARPU) in the second quarter was $44.40, up from $43.82 in the first quarter of 2014 and up from $41.06 in the second quarter of 2013.

•	Monthly retention rate of unique paying customers remained in its historical range of 97.8%, plus or minus 0.5%, for each month during the second quarter.

(*)	Figures are rounded to nearest 5,000.

Other Recent Highlights

•	Facebook® announced the introduction of new Facebook® pages for the display of restaurant location, hours of operation and menus. In the U.S. and Canada, SinglePlatform will provide the menus, products, services, and specials which will automatically be displayed on the customer’s Facebook® page.

•	Educated thousands of small businesses on how to comply with changing legislation related to Canada’s Anti-Spam Legislation (CASL), which became effective on July 1, 2014. Constant Contact sponsored a recent survey of small businesses across Canada that indicated only 29% of small businesses had begun preparations to be CASL compliant. Constant Contact’s efforts, which included press, social media, blog posts, videos and phone and local, in-person education, teach small businesses how to comply with CASL. Efforts also consisted of enhancing product features, including providing a customizable template to better document consent from consumers as part of CASL compliance.

•	Announced the inaugural class of the Small Business Innovation Program, a four-month accelerator program designed to support entrepreneurs working to scale solutions for small business and nonprofit organizations. Hosted in the new Innovation Loft (InnoLoft) space at Constant Contact’s Waltham, Massachusetts headquarters, the program provides participants with resources and mentoring from marketing and technology experts, as well as access to the angel and venture financing communities. Featuring a broad array of small business solutions and entrepreneurs, the initial class includes: mosaicHub, a B2B community marketplace; point of sale data provider OmniLync; social data technology solutions predictor Sidewalk; and The High Bar, a custom SaaS solution for nonprofits to engage with board members.

“Our results for the second quarter were consistent with our expectations — accelerating revenue growth, expanding margins and strong free cash flow,” said Harpreet Grewal, chief financial officer of Constant Contact. “I am pleased with our ability to successfully execute to near-term targets while navigating our transformation from an email marketing company to a leading provider of online marketing tools. We are raising our revenue guidance for 2014 and are increasingly confident about our ability to deliver on our stated goal of sustained revenue growth greater than 20% with margins greater than 20%.”

Business Outlook

Based on information available as of July 24, 2014, Constant Contact is issuing guidance for the third quarter and full year 2014 as follows:

Third Quarter 2014:

Current Guidance (7/24/2014)
Total revenue	$83.4 m - $83.7 m
Adjusted EBITDA margin	21.0% - 21.5%
Adjusted EBITDA	$17.5 m - $18.0 m
Stock-based compensation expense	~$3.9 m
GAAP net income	$4.3 m - $4.6 m
GAAP net income per share	$0.13 - $0.14
Non-GAAP net income per share*	$0.32 - $0.33
Diluted weighted average shares outstanding	32.9 m

Full Year 2014:

	Prior Guidance (5/1/2014)	Current Guidance (7/24/2014)
Total revenue	~$330 m	~$331 m
Adjusted EBITDA margin	~18.2%	~18.2%
Adjusted EBITDA	~$60 m	~$60 m
Stock-based compensation expense	~$17 m	~$16.5 m
GAAP net income	~$10.9 m	~$11.4 m
GAAP net income per share	~$0.34	~$0.35
Non-GAAP net income per share*	~$1.02	~$1.02
Diluted weighted average shares outstanding	32.7 m	32.7 m
Estimated effective tax rate	40%	40%
Estimated cash tax rate	10%	10%

*	Non-GAAP net income per share calculated using an estimated cash tax rate (10%).

Share Repurchase Program

Under the share repurchase program, Constant Contact is authorized to repurchase up to $30 million of the company’s common stock. The company intends to purchase shares pursuant to a 10b5-1 trading plan through July 2015. Shares may also be repurchased from time-to-time in privately negotiated transactions or in the open market in accordance with applicable securities laws and stock exchange rules. The timing and amount of any share repurchases will be determined by Constant Contact’s management based on its evaluation of market conditions, share price and other factors. The share repurchase program does not obligate Constant Contact to acquire any particular amount of common stock and may be suspended, modified or discontinued at any time at the company’s discretion without prior notice. The company expects to fund the share repurchase program from its cash and cash equivalents.

Non-GAAP Financial Measures and Other Financial Information

This press release contains the following non-GAAP financial measures: Adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, estimated cash tax rate and free cash flow.

Adjusted EBITDA is a non-GAAP financial measure that is defined as GAAP net income (loss) before income taxes, interest and other income (expense), net, depreciation and amortization, stock-based compensation, litigation contingency accruals and contingent consideration adjustments. Adjusted EBITDA margin is a non-GAAP financial measure that is calculated by dividing adjusted EBITDA by revenue.

Non-GAAP net income is a non-GAAP financial measure that is defined as GAAP net income (loss) before the non-cash portion of income taxes, stock-based compensation expense, litigation contingency accruals and contingent consideration adjustments. Non-GAAP net income per share is a non-GAAP financial measure that is calculated by dividing non-GAAP net income (loss) by the weighted average shares outstanding.

Estimated cash tax rate is calculated by dividing estimated taxes to be paid by estimated full year income before taxes.

Free cash flow is calculated by subtracting cash paid for the acquisition of property and equipment from net cash provided by operating activities.

Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA, adjusted EBITDA margin and non-GAAP net income is that these non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, these non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents these non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

Conference Call Information

What:	Constant Contact second quarter 2014 financial results conference call
When:	Thursday, July 24, 2014
Time:	5:00 p.m. ET
Live Call:	(877) 334-1974, domestic
(760) 666-3590, international
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Webcast:	http://investor.constantcontact.com/ (live and replay)

Live and replay conference ID code: 68994303

The webcast will be archived on Constant Contact’s website for a period of three months.

About Constant Contact, Inc.

Constant Contact helps small businesses do more business. We have been revolutionizing the success formula for small businesses, nonprofits, and associations since 1998, and today work with more than 600,000 customers worldwide. The company offers the only all-in-one online marketing platform that helps small businesses drive repeat business and find new customers. It features multi-channel marketing campaigns (newsletters/announcements, offers/promotions, online listings, events/registration, and feedback) combined with shared content, contacts, and reporting; free award-winning coaching and product support; and integrations with critical business tools – all from a single login. The company’s extensive network of educators, consultants/resellers, technology providers, franchises, and national associations offer further support to help small organizations succeed and grow. Through its Innovation Loft, Constant Contact is fueling the next generation of small business technology.

Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the company’s accelerating revenue growth, expanding profitability and increasing cash flow, the company’s evolution from an email marketing company to a robust, integrated marketing suite for small businesses, the company’s Toolkit offering, the company’s long-term growth opportunity, management’s strategic vision, the company’s ability to deliver sustained revenue growth greater than 20% with margins greater than 20%, the company’s share repurchase program and the financial guidance for the third quarter of 2014 and the full year 2014. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small organizations, the success of Constant Contact Toolkit, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, the company’s ability to successfully develop and introduce new offerings or enhancements to existing products and integrate its products in an effective manner, adverse regulatory or legal developments, litigation risk and expense, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.

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(CTCT-F)

Media Contact:

Erika Tower

Constant Contact

(781) 482-7039

pr@constantcontact.com

Investor Contact:

Jeremiah Sisitsky

Constant Contact

(339) 222-5740

ir@constantcontact.com

Constant Contact, Inc.

Consolidated Condensed Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue	$81,256	$70,208	$160,130	$138,413
Cost of revenue	22,100	20,578	43,827	40,486

Gross profit	59,156	49,630	116,303	97,927

Operating expenses:
Research and development	12,850	11,999	25,924	22,267
Sales and marketing	33,113	27,804	65,913	58,606
General and administrative	10,186	9,925	20,306	19,765

Total operating expenses	56,149	49,728	112,143	100,638

Income (loss) from operations	3,007	(98)	4,160	(2,711)
Interest income and other income (expense), net	25	12	48	(17)

Income (loss) before income taxes	3,032	(86)	4,208	(2,728)
Income tax (expense) benefit	(1,011)	118	(1,339)	2,106

Net income (loss)	$2,021	$32	$2,869	$(622)

Net income (loss) per share:
Basic	$0.06	$0.00	$0.09	$(0.02)
Diluted	$0.06	$0.00	$0.09	$(0.02)

Weighted average shares outstanding used in computing per share amounts:
Basic	31,484	30,689	31,387	30,660
Diluted	32,620	31,074	32,532	30,660

Constant Contact, Inc.

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income (loss)	$2,021	$32	$2,869	$(622)

Income tax expense (benefit)	1,011	(118)	1,339	(2,106)
Interest income and other (income) expense, net	(25)	(12)	(48)	17
Depreciation and amortization	5,896	5,636	11,807	10,751
Stock-based compensation expense	4,410	4,130	8,324	7,671
Litigation contingency accrual	—	—	—	820

Adjusted EBITDA	$13,313	$9,668	$24,291	$16,531

Divide by:
Revenue	$81,256	$70,208	$160,130	$138,413

Adjusted EBITDA margin	16.4%	13.8%	15.2%	11.9%

Constant Contact, Inc.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income (loss)	$2,021	$32	$2,869	$(622)

Non-cash portion of income tax expense (benefit)	846	(368)	1,123	(2,606)
Stock-based compensation expense	4,410	4,130	8,324	7,671
Litigation contingency accrual	—	—	—	820

Non-GAAP net income	$7,277	$3,794	$12,316	$5,263

Non-GAAP net income per share: diluted	$0.22	$0.12	$0.38	$0.17

Weighted average shares outstanding used in computing per share amounts	32,620	31,074	32,532	31,047

Constant Contact, Inc.

Calculation of Free Cash Flow (unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net cash provided by operating activities	$11,869	$7,422	$22,960	$16,430

Subtract:
Acquisition of property and equipment	8,126	4,945	14,055	9,689

Free cash flow	$3,743	$2,477	$8,905	$6,741

Constant Contact, Inc.

Consolidated Condensed Statements of Cash Flows (unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2014	2013
Cash flows from operating activities
Net income (loss)	$2,869	$(622)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,807	10,751
Amortization of premiums on investments	107	102
Stock-based compensation expense	8,324	7,671
Provision for bad debts	10	2
Gain on sales of marketable securities	(1)	—
Deferred income taxes	—	(2,100)
Income tax benefit from the exercise of stock options	(605)	(12)
Taxes paid related to net share settlement of restricted stock units	(1,841)	(1,020)
Change in operating assets & liabilities, net of effects from acquisitions:
Accounts receivable	13	(10)
Prepaid expenses and other current assets	(1,224)	(2,831)
Other assets	185	206
Accounts payable	685	42
Accrued expenses	814	2,221
Deferred revenue	1,401	2,018
Other long-term liabilities	416	12

Net cash provided by operating activities	22,960	16,430

Cash flows from investing activities
Purchases of marketable securities	(25,759)	(1,909)
Proceeds from maturities of marketable securities	13,265	10,534
Proceeds from sales of marketable securities	633	4,000
Increase in restricted cash	—	(550)
Acquisition of property and equipment	(14,055)	(9,689)

Net cash provided by (used in) investing activities	(25,916)	2,386

Cash flows from financing activities
Proceeds from issuance of common stock pursuant to exercise of stock options	6,616	807
Income tax benefit from the exercise of stock options	605	6
Proceeds from issuance of common stock pursuant to employee stock purchase plan	831	484
Repurchases of common stock	—	(1,618)

Net cash provided by (used in) financing activities	8,052	(321)

Effects of exchange rates on cash	4	(2)

Net increase in cash and cash equivalents	5,100	18,493
Cash and cash equivalents, beginning of period	82,478	67,775

Cash and cash equivalents, end of period	$87,578	$86,268

Supplemental disclosure of non-cash investing and financing activities
Capitalization of stock-based compensation	$100	$223

Constant Contact, Inc.

Consolidated Condensed Balance Sheets (unaudited)

(In thousands)

	June 30,	December 31,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$87,578	$82,478
Marketable securities	52,480	40,723
Accounts receivable, net	157	180
Prepaid expenses and other current assets	10,912	9,175

Total current assets	151,127	132,556

Property and equipment, net	42,707	39,238
Restricted cash	1,300	1,300
Goodwill	95,505	95,505
Acquired intangible assets, net	3,234	4,355
Deferred tax assets	9,574	9,574
Other assets	2,160	2,345

Total assets	$305,607	$284,873

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,469	$6,783
Accrued expenses	11,717	10,903
Deferred revenue	36,657	35,256

Total current liabilities	55,843	52,942
Other long-term liabilities	2,476	2,060

Total liabilities	58,319	55,002

Stockholders’ Equity
Common stock	317	312
Additional paid-in capital	243,993	229,457
Accumulated other comprehensive income	21	14
Retained earnings	2,957	88

Total stockholders’ equity	247,288	229,871

Total liabilities and stockholders’ equity	$305,607	$284,873